THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

December 20, 2016

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing ordinary shares of
Prima Biomed Ltd
(Form F-6 File No 333-180538)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in Ratio. The change is effective December 28, 2016.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised ratio for Prima Biomed Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new ratio, which has been changed to read:

“Each American Depositary Share represents 100 deposited Shares”.

Please contact me with any questions or comments at 212 815-4888.

Vanessa Salazar

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)